FOR IMMEDIATE RELEASE	Contact: Timothy Bonang Manager of Investor Relations (617) 796-8350 www.snhreit.com

Senior Housing Properties Trust Announces Financial Results for the Period Ended June 30, 2005

Newton, MA (August 2, 2005): Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended June 30, 2005.

Results for the quarter ended June 30, 2005:

Income from continuing operations was $14.3 million, or $0.21 per share, for the quarter ended June 30, 2005, compared to $12.8 million, or $0.20 per share for the quarter ended June 30, 2004. Net income was $15.0 million, or $0.22 per share, for the quarter ended June 30, 2005, compared to $14.0 million, or $0.22 per share, for the same quarter last year.

Funds from operations (FFO) for the quarter ended June 30, 2005 were $25.9 million, or $0.38 per share. This compares to FFO for the quarter ended June 30, 2004 of $23.3 million, or $0.37 per share.

The weighted average number of common shares outstanding totaled 68.5 million and 63.5 million for the quarters ended June 30, 2005 and 2004, respectively.

Results for the six months ended June 30, 2005:

Income from continuing operations was $28.2 million, or $0.41 per share, for the six months ended June 30, 2005, compared to $26.1 million, or $0.41 per share for the six months ended June 30, 2004. Net income was $28.9 million, or $0.42 per share, for the six months ended June 30, 2005, compared to $27.3 million, or $0.43 per share, for the same period last year.

Funds from operations (FFO) for the six months ended June 30, 2005 were $51.3 million, or $0.75 per share. This compares to FFO for the six months ended June 30, 2004 of $47.0 million, or $0.75 per share.

The weighted average number of common shares outstanding totaled 68.5 million and 62.9 million for the six months ended June 30, 2005 and 2004, respectively.

Conference Call:

On Tuesday, August 2, 2005, at 11:00 a.m. EDT, David J. Hegarty, president and chief operating officer, and John R. Hoadley, treasurer and chief financial officer, will host a conference call to discuss the results for the quarter ended June 30, 2005. The conference call telephone number is (800) 881-8824. Participants calling from outside the United States and Canada should dial (913) 981-4903. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through August 8, 2005. To hear the replay, dial (719) 457-0820. The replay pass code is 4768146.

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A live oral webcast of the conference call will also be available in listen-only mode on the SNH web site. Participants wanting to access the webcast should visit the web site about five minutes before the call. The archived webcast will be available for replay on the SNH web site for about one week after the call.

Supplemental Data:

A copy of SNH’s Second Quarter 2005 Supplemental Operating and Financial Data is available for download from the SNH web site, which is located at www.snhreit.com.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 184 senior living properties located in 32 states. SNH is headquartered in Newton, Massachusetts.

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Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

Income Statement:

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Rental income(1)	$39,094	$35,189	$77,982	$70,018
Interest and other income(2)	511	317	850	2,031
Total revenues	39,605	35,506	78,832	72,049
Expenses:
Interest	11,443	10,255	22,675	20,625
Depreciation	10,759	9,687	21,505	19,272
General and administrative(1)	3,087	2,742	6,480	6,061
Total expenses	25,289	22,684	50,660	45,958
Income from continuing operations	14,316	12,822	28,172	26,091
Gain on sale of properties	717	1,219	717	1,219
Net income	$15,033	$14,041	$28,889	$27,310

Weighted average shares outstanding	68,537	63,471	68,516	62,913
Per share data:
Income from continuing operations	$0.21	$0.20	$0.41	$0.41
Net income	$0.22	$0.22	$0.42	$0.43

Balance Sheet:

	At June 30, 2005	At December 31, 2004
Assets
Real estate properties	$1,628,231	$1,600,952
Less accumulated depreciation	220,195	199,232
	1,408,036	1,401,720
Mortgage investment	24,000	-
Cash and cash equivalents	7,207	3,409
Restricted cash	2,087	6,176
Deferred financing fees, net	8,396	9,367
Other assets	23,687	27,058
Total assets	$1,473,413	$1,447,730
Liabilities and Shareholders’ Equity
Unsecured revolving bank credit facility	$84,000	$37,000
Senior unsecured notes, net of discount	393,857	393,775
Junior subordinated debentures due 2041	28,241	28,241
Secured debt and capital leases	71,077	76,162
Total debt	577,175	535,178
Other liabilities	20,604	21,885
Total liabilities	597,779	557,063
Shareholders’ equity	875,634	890,667
Total liabilities and shareholders’ equity	$1,473,413	$1,447,730

(1)

Rental income for the quarter and six months ended June 30, 2005, includes $2.2 million and $4.4 million, respectively, of income from two hospitals operated by HealthSouth Corporation, or HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease, based upon HealthSouth’s fraud, by increasing the rent payable to us from the date of amendment forward. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a new lawsuit against us seeking to prevent our termination of the amended lease. On November 9, 2004, after a hearing, the court denied HealthSouth’s request for a preliminary injunction to prevent the lease termination. We are currently seeking an expedited judicial determination that the lease termination was valid and we are pursuing damages against HealthSouth in the lawsuit which we brought in 2003.

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We have also begun work to identify and qualify a new tenant operator for the hospitals. Our lease with HealthSouth requires that, after termination, HealthSouth manage the hospitals for our account for a management fee during the period of the transition to a new tenant and remit the net cash flow to us. During the pendency of these disputes, HealthSouth has continued to pay us at the disputed rent amount and we have applied the payments received against the net cash flow due, but we do not know how long HealthSouth may continue to make payments. On June 27, 2005, HealthSouth filed restated financial data for periods ending December 31, 2003, which show a substantial negative net worth and a history of substantial operating losses. We have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals. Legal expenses incurred related to this matter were approximately $500,000 and $900,000, respectively, for the quarter and six months ended June 30, 2005 and $0 and $50,000, respectively, for the quarter and six months ended June 30, 2004, and are included in general and administrative expenses.

(2)	Included in Other Income for the six months ended June 30, 2004 is $1.25 million received in a settlement of litigation with Marriott International, Inc.

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Senior Housing Properties Trust

Funds From Operations

(in thousands, except per share data)

Calculation of Funds From Operations (FFO) (1):

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Income from continuing operations	$14,316	$12,822	$28,172	$26,091
Add: Depreciation expense	10,759	9,687	21,505	19,272
Deferred percentage rent(2)	775	794	1,590	1,634
FFO	$25,850	$23,303	$51,267	$46,997

Weighted average shares outstanding	68,537	63,471	68,516	62,913

FFO per share	$0.38	$0.37	$0.75	$0.75
Distributions declared	$0.32	$0.31	$0.64	$0.62
(1)

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note 2 below. We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)

We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE STATEMENTS REPRESENT OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE, AS NOTED ABOVE, WE ARE CURRENTLY INVOLVED IN LITIGATION WITH HEALTHSOUTH. WE HAVE SENT HEALTHSOUTH A LEASE TERMINATION NOTICE AND HEALTHSOUTH HAS DISPUTED THE LEASE TERMINATION AND HAS CONTINUED TO PAY US MONTHLY AMOUNTS EQUAL TO THE DISPUTED AMOUNTS DUE UNDER THE TERMINATED LEASE. WE CANNOT PREDICT HOW OR WHEN OUR DISPUTES WITH HEALTHSOUTH WILL BE RESOLVED. DISCOVERY DURING LAWSUITS OR DECISIONS BY COURTS MAY CREATE RESULTS THAT ARE DIFFERENT FROM ANY IMPLICATIONS HEREIN. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

(End)

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